EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated effective as of September 1, 2020, by and between Viking Energy Group, Inc., a Nevada corporation (the “Company”) and the purchasers listed on the schedule of purchasers attached hereto as Exhibit A (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Elysium Energy Holdings, LLC, Elysium Energy, LLC, Elysium Energy LA, LLC, Elysium Energy TX, LLC, Pointe a la Hache, L.L.C., Turtle Bayou, L.L.C., Potash, L.L.C. and Ramos Field, L.L.C., each direct or indirect subsidiaries of the Company (collectively, the “Borrowers”), are party to that certain Term Loan Agreement (the “Loan Agreement”), dated February 3, 2020, by and among the Borrowers, 405 Woodbine LLC, as administrative agent (the “Agent”), and 405 Woodbine LLC, AFG Investments 1A, LLC and Cargill, Incorporation, as lenders (collectively, the “Lenders”);

WHEREAS, the Borrowers, the Agent and the Lenders are entering into that certain First Amendment to Term Loan Agreement (the “Loan Agreement Amendment”);

WHEREAS, as a condition to entering into the Loan Agreement Amendment, the Lenders are requiring the Company to issue to the Lenders an aggregate of 4,500,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), on the terms and conditions specified in this Agreement; and

WHEREAS, the entry into the Loan Agreement Amendment by the Lenders is intended by the parties to constitute good and valid consideration for the issuance of the Common Stock by the Company hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. DEFINED TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

(a) “144 Default” has the meaning assigned to it in Section 6.15 hereof.

(b) “Agent” has the meaning assigned to in the recitals.

(c) “Agreement” has the meaning assigned to it in the preamble.

(d) “Borrowers” has the meaning assigned to it in the recitals.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of Houston, Texas are authorized or required by law to remain closed.

(f) “Camber Energy” means Camber Energy, Inc., a Nevada corporation.

(g) “Camber Energy Merger” means those certain transactions contemplated by that certain Agreement and Plan of Merger, dated February 3, 2020, by and between the Company and Camber Energy, as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 27, 2020, by and between the Company and Camber Energy, that certain Second Amendment to Agreement and Plan of Merger, dated June 15, 2020, that certain Third Amendment to Agreement and Plan of Merger, dated June 25, 2020 and any subsequent amendments.

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(h) “Charter Documents” has the meaning assigned to it in Section 4.04 hereof.

(i) “Closing” has the meaning assigned to it in Section 2.01 hereof.

(j) “Closing Date” has the meaning assigned to it in Section 2.01 hereof.

(k) “Commission” means the Securities and Exchange Commission.

(l) “Common Stock” has the meaning assigned to it in the recitals hereof.

(m) “Company” has the meaning assigned to it in the preamble.

(n) “Company Controlling Person” has the meaning assigned to it in Section 5.06(b) hereof.

(o) “Controlling Person” has the meaning assigned to it Section 5.06(a) hereof.

(p) “Damages” has the meaning assigned to it Section 5.06(a) hereof.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “FINRA” means the Financial Industry Regulatory Authority.

(s) “Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

(t) “Holder” has the meaning assigned to it in Section 5.01(a) hereof.

(u) “Holder’s Counsel” has the meaning assigned to it in Section 5.03(a) hereof.

(v) “Indemnified Party” has the meaning assigned to it in Section 5.06(c) hereof.

(w) “Indemnifying Party” has the meaning assigned to it in Section 5.06(c) hereof.

(x) “Investment Company” has the meaning assigned to it in Section 4.13 hereof.

(y) “Lien” means any claim, mortgage, deed of trust, levy, charge, license, lien, pledge, charge, security interest or other similar encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise upon or in any property or assets (including accounts and contract rights) owned by the Company.

(z) “Loan Agreement” has the meaning assigned to it in the recitals.

(aa) “Loan Agreement Amendment” has the meaning assigned to it in the recitals.

(bb) “Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

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(cc) “Piggyback Registration” has the meaning assigned to it in Section 5.01(a) hereof.

(dd) “Purchaser” and “Purchasers” have the meaning assigned to it in the introductory paragraph of this Agreement and shall include any assignees of the Purchaser as permitted by Section 6.05 of this Agreement.

(ee) “Registrable Securities” has the meaning assigned to it in Section 5.01(b) hereof.

(ff) “Registration Expenses” has the meaning assigned to it in Section 5.02 hereof.

(gg) “Registration Statement” means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including a prospectus, amendment and supplements thereto, and all exhibits and material incorporated by reference therein.

(hh) “SEC Reports” means the Company’s filings with the Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or as otherwise required by the Commission, and any and all exhibits thereto.

(ii) “Securities Act” has the meaning assigned to it in the recitals hereof.

(jj) “Suspension Notice” has the meaning assigned to it in Section 5.05 hereof.

(kk) “Underwritten Offering” means any underwritten public offering of Common Stock by the Company, whether for newly issued shares or otherwise.

(ll) “Underwriters’ Maximum Number” means, for any Piggyback Registration, that number of shares of Common Stock to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

ARTICLE II.

ISSUANCE OF COMMON STOCK

Section 2.01 Issuance. As promptly as practicable following satisfaction of the issuance conditions set forth in Section 2.02 (but in no event longer than five (5) Business Days from the satisfaction of the issuance conditions), and subject to the terms and conditions set forth in this Agreement, the Company shall issue to the transfer agent an instruction letter specifying the issuance (in book entry or certificated form) to each Purchaser the number of shares of Common Stock set forth opposite such Purchasers name on Exhibit A hereto. The date that such instructions are issued shall be referred to as the “Closing Date” and the consummation of the issuance as the “Closing.”

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Section 2.02 Issuance Conditions. The obligation of the Company to issue the Common Stock to the Purchasers at the Closing is subject to the fulfillment of each of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties made by the Purchasers shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date.

(b) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by this Agreement.

(c) Loan Agreement Amendment. Each of the parties to the Loan Agreement shall have executed and delivered the Loan Agreement Amendment, and the Loan Agreement Amendment is in full force and effect.

ARTICLE III.

REPRESENTATION AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 3.01 Organization. The Purchaser is duly formed, validly existing and in good standing under the laws of Delaware and has all corporate or limited liability company, as applicable, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. Each purchaser is a resident of the state set forth on Exhibit A.

Section 3.02 Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.03 Investment Representations and Warranties. The Purchaser understands and agrees that the issuance of the Common Stock has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

Section 3.04 Acquisition for Own Account. The Purchaser is acquiring the Common Stock for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

Section 3.05 Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Stock, and has so evaluated the merits and risks of such investment. Purchaser is able to bear such risk and is able to afford a complete loss of value of the Common Stock.

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Section 3.06 Restricted Securities.

(a) The Purchaser understands that the Common Stock will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Common Stock may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Common Stock must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Common Stock, except as provided in this Agreement.

(c) The Purchaser is aware of the provisions of Rule 144, including its applicability to former shell companies, under the Securities Act which permit limited resale of securities purchased in a private placement.

(d) The Purchaser is aware that the certificates evidencing Common Stock may bear substantially the following legend or restricted notation in book entry:

“NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

Section 3.07 Communication of Offer. The offer to sell the Common Stock was directly communicated to the Purchaser by the Company in connection with negotiations of the Loan Agreement Amendment. At no time was the Purchaser presented with or solicited by any leaflet, advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any other form of general advertising, or solicited or invited to attend a promotional meeting or any seminar or meeting by any general solicitation or general advertising.

Section 3.08 Independent Investigation. Purchaser acknowledges availability of the Company’s SEC Reports. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Purchaser acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, Purchaser has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article IV of this Agreement, and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article IV of this Agreement.

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ARTICLE IV.

REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as of the date hereof and the Closing Date:

Section 4.01 Organization. The Company is duly formed, validly existing and in good standing under the laws of Nevada and has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 4.02 Qualification.The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary.

Section 4.03 Validity. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.04 Consents. The execution, delivery or performance of this Agreement by the Company and the consummation by it of the obligations and transactions contemplated hereby does not require any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person (except for such disclosures as are required under the Exchange Act).

Section 4.05 Conflicts. The execution, delivery and performance of this Agreement will not (a) result in a violation of the certificate of incorporation, as amended, or the by-laws of the Company (the “Charter Documents”), (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any material agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, or (d) result in the creation of any Lien upon any of the Company’s assets. The Company is not in violation of its Charter Documents, and the Company is not in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party. In all material respects, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity.

Section 4.06 Validity of Common Stock. The Common Stock, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

Section 4.07 Registration of Common Stock.The Company has registered its Common Stock under Section 12(g) of the Exchange Act, and is obligated to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

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Section 4.08 Commission Filings.Since January 1, 2019, none of Company’s filings with the Commission contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.Since January 1, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the Commission under the Exchange Act. Except for the quarterly report on Form 10-Q for the quarter ended June 30, 2020, all such reports, schedules, forms, statements and other documents were filed on a timely basis or had received a valid extension of such time of filing, and were filed prior to the expiration of any such extension.

Section 4.09 Litigation.Except as disclosed in SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, governmental authority or non-governmental department, commission, bureau, agency or instrumentality or any other person pending or, to the knowledge of Company, threatened against or affecting Company wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, this Agreement, the Loan Amendment, or any of the agreements contemplated therein.

Section 4.10 Shell Company Status.The Company is not presently a “shell company” (as defined under Rule 405 of the Securities Act). At least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell company.”

Section 4.11 Broker’s Fees.The Company has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Company covenants and agrees that should any claim be made against any Purchaser, the Agent, or any Lender for any commission or other compensation by any broker, finder, person, firm or corporation based upon the Company’s engagement of such person in connection with this transaction, the Company shall indemnify, defend and hold each Purchaser, the Agent, each Lender, their respective employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim.

Section 4.12 No General Solicitation.Neither the Company, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the issuance of the Common Stock pursuant to this Agreement.

Section 4.13 Investment Company.The Company is not, and upon the issuance and sale of the Common Stock as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

ARTICLE V.

REGISTRATION RIGHTS

Section 5.01 Piggyback Registration Rights.

(a) At any time after the Closing and only if the Registerable Securities (as defined below) were not exchanged for securities of Camber Energy pursuant to the Camber Energy Merger, if (and on each occasion that) the Company proposes to register any of its Common Stock under the Securities Act (other than (i) in connection with registrations on Form S-4 or Form S-8 promulgated by the Commission or any successor or similar forms, (ii) in connection with a transaction conducted pursuant to Rule 145 of the Securities Act, or (iii) in connection with registrations on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock), whether for its own account or the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to the Purchaser and any assignee of the Purchaser pursuant to Section 6.03 of this Agreement (each a “Holder”) of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

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(b) Subject to the provisions contained in paragraphs (a) and (c) of this Section 5.01 and in the last sentence of this paragraph (b), the Company will be obligated and required to include in each Piggyback Registration such shares of Common Stock issued to the Purchasers pursuant to this Agreement (the “Registrable Securities”) as requested in a written notice from any Holder delivered to the Company no later than five (5) Business Days following delivery of the notice from the Company specified in Section 5.01(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

(c) If a Piggyback Registration is with respect to an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by such holder(s) requesting such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 5.01(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and (iv) fourth, any other securities that have been requested to be so included by any other Person. If a Piggyback Registration is with respect to an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by holder(s) with priority over the Holders with respect to such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 5.01(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and (iv) fourth, any other securities that have been requested to be so included by any other Person.

(d) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(e) The Company shall not hereafter grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 5.01, and shall not grant any such rights having priority as to inclusion in a registration over the Holders without the prior written consent of the Holders holding a majority of the Registrable Securities.

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Section 5.02 Registration Expenses. In connection with registrations pursuant to Section 5.01 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (a) of the Company’s registration and filing fees and expenses, including, without limitation, those related to filings with the SEC for the primary portion of any offering, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Registrable Securities for trading on any national securities exchange (provided the Company shall not be required to effect an initial listing of the Common Stock on an exchange), (f) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (g) fees and expenses, if any, incurred with respect to any filing with FINRA, (h) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (j) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (k) fees and expenses of any special experts retained by the Company in connection with such registration, and (l) reasonable fees and expenses and disbursements of one firm of attorneys representing all of the Holders, not to exceed $20,000.00. Notwithstanding the foregoing, the Holders shall be responsible, on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder, for any underwriting discounts, commissions and stock transfer fees attributable to the sale of Registrable Securities pursuant to a Registration Statement and any other out-of-pocket expenses of the Holders not required to be paid by the Company pursuant to this Section 5.02, including costs and expenses of any additional counsel selected by any Holder. The obligation of the Company to bear the expenses described in this Section 5.02 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 5.03 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) any counsel selected by a Holders (“Holder’s Counsel”) and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within three (3) days after delivery, and thereafter, furnish to such Holders, Holders’ Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement.

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(b) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(c) On or prior to the date on which the Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(d) The Company will notify each Holder, Holders’ Counsel and the underwriter(s) promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company and the Holders will furnish customary closing certificates and other deliverables to the underwriter(s) (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(f) The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), such financial and other records, pertinent corporate documents and properties of the Company as such underwriter may reasonably request in connection with its customary due diligence procedures, and cause the Company’s officers, directors, employees and independent accountants to supply such information as is reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

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(g) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h) The Company shall use commercially reasonable efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which the Common Stock of the Company is then listed.

(i) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(j) The Company otherwise shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(k) The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel, dated the date of the closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

Section 5.04 Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information as the Company may from time to time reasonably request in connection with the distribution of the Registrable Securities and such other information as may be legally required in connection with such registration, including all such information as may be requested by the Commission. Each Holder agrees that, notwithstanding the provisions of Section 5.05 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.03(d)(ii), (iii) or (iv) hereof, such Holder will forthwith upon request of the Company discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.03(d) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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Section 5.05 Blackout Provisions. Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may require such addressee to refrain from disposing of Registrable Securities under the registration for a period of no more than forty-five (45) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may apply the limitations on dispositions specified in this Section 5.05 if (x) the Company Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Holder is in possession of material non-public information the disclosure of which by the Company during the period specified in such notice the Company Board, in good faith, reasonably believes would not be in the best interests of the Company; provided that the Company may not take any actions pursuant to this Section 5.05 for more than four separate occasions, or more than a period of time in excess of ninety (90) days in the aggregate, in any twelve (12)-month period.

Section 5.06 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of the forgoing (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its Controlling Persons and their respective officers, directors, employees and agents may become subject to under the Securities Act or otherwise, in each case, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by any Controlling Persons expressly for use therein, and shall reimburse such Person for any legal and other expenses reasonably incurred in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company shall reimburse each such Person for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holder. Each Holder agrees, severally and not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company and each of its officers, directors, employees and agents, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of the forgoing (each, a “Company Controlling Person”), from and against any and all Damages and any action in respect thereof to which the Company, the Company Controlling Persons and their respective officers, directors, employees and agents may become subject to under the Securities Act or otherwise, in each case, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case, insofar as and only to the extent that the same are based upon information furnished in writing to the Company by such Holder expressly for use therein, and shall reimburse such Person for any legal and other expenses reasonably incurred in investigating or defending or preparing to defend against any such Damages or proceedings.

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(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 5.06(a) or Section 5.06(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under Section 5.06(a) or Section 5.06(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and any Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent, which consent shall not be unreasonably conditioned, delayed or withheld.

(d) Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, it will enter into customary “lock-up” agreements for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities.

(e) Termination of Registration Rights. The rights granted under this Article V shall terminate on the earlier of the date that (a) there are no longer any Registrable Securities outstanding, (b) all Registrable Securities are eligible for sale without any volume or other limitations or restrictions, or (c) the consummation of the Camber Energy Merger; provided, however, that the indemnification provisions set forth in Section 5.06 shall survive such termination.

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ARTICLE VI.

MISCELLANEOUS

Section 6.01 Waivers and Amendments. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither this Agreement, nor any provision hereof, maybe changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company Parties and the Purchaser.

Section 6.02 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, or now or hereafter available at law, in equity, by statute or otherwise.

Section 6.03 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) five (5) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below.

If to the Company:

Viking Energy Group, Inc.

15915 Katy Freeway, Suite 450

Houston, TX 77094

Attention: James A. Doris

Copy to (which shall not constitute notice):

Jones Walker, LLP

201 St. Charles Avenue

Suite 5100

New Orleans, LA 70170

Attn: Clint Smith

If to the Purchaser, as specified on Exhibit A.

Each party may change their address for notices by written notice to the other parties hereto in accordance with this Section 6.03.

Section 6.04 Costs and Expenses. Except to the extent set forth in the Loan Agreement Amendment (which provides for the payment of the Purchasers’ expenses by the Company) and in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Common Stock.

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Section 6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers the Registrable Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the Registrable Securities, by the provisions of Article V hereof that apply to the “Purchasers” and “Holders” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

Section 6.06 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

Section 6.07 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES CONSIDERING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF DELAWARE. THE COMPANY AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.08 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format (including “PDF”)) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto

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Section 6.09 Entire Agreement. This Agreement and the Loan Agreement Amendment contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.10 No Third Party Beneficiaries. This Agreement and any agreements entered into contemporaneously herewith are not intended to and do not confer upon any Person other than the parties any legal or equitable rights or remedies, other than the provisions set forth in Section 4.11 and Section 5.06.

Section 6.11 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

Section 6.12 Further Assurances. Each of the Company and the Purchasers agree that it shall, at its sole expense and upon the reasonable request of the other, duly execute and deliver to the other such further agreements, instruments and documents and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the other to carry out more effectually the provisions and purposes of this Agreement.

Section 6.13 Independent Nature of Purchasers Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as, and the Company acknowledges that the Purchaser do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Purchaser to purchase the Common Stock pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Common Stock or enforcing its rights under this Agreement. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Common Stock contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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Section 6.14 Removal of Restrictive Legends.In the event that any Purchaser has any shares of the Company’s Common Stock bearing any restrictive legends, and such Purchaser, through its counsel or other representatives, submits to the Company’s transfer agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs its transfer agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the shares of Common Stock to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

Section 6.15 Rule 144 Default.In the event commencing six (6) months after the Closing Date and ending twelve (12) months thereafter, any Purchaser is not permitted to resell any of the shares of Common Stock acquired hereunder without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to such Purchaser of Rule 144(b)(1)(i) under the Securities Act or any successor rule (a “144 Default”), for any reason except for Purchaser’s status as an affiliate or “control person” of the Company, or as a result of a change in current applicable securities laws, then the Company shall pay such Purchaser as liquidated damages and not as a penalty, during the pendency of the 144 Default for each thirty day period thereafter (or portion thereof), an amount per share of Common Stock acquired by it hereunder and subject to such 144 Default equal to $0.003.

Section 6.16 Issuance of Securities of Camber Energy Pursuant to Camber Energy Merger.The Company shall ensure that the offer and sale to Purchasers of any securities of Camber Energy issued in exchange for the shares of Common Stock acquired by Purchasers hereunder pursuant to the Camber Energy Merger shall have been registered pursuant to an effective registration statement under the Securities Act, and such securities of Camber Energy shall not constitute “restricted securities” under the federal securities laws, shall contain no restrictive legends nor be subject to any stop transfer instructions or similar restrictions with Camber Energy’s transfer agent, and shall not be subject to any restrictions on transfer under applicable securities laws in the hands of Purchasers.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year first written above.

VIKING ENERGY GROUP, INC.

By:	/s/ James Doris
Name: James Doris
Title: President and CEO

PURCHASERS:

405 WOODBINE LLC, a Delaware limited liability company

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

AFG INVESTMENTS 1A, LLC, a Delaware limited liability company
By:	/s/ Dave Ellingrud
Name: Dave Ellingrud
Title: Authorized Signer

CARGILL, INCORPORATED, a Delaware corporation
By:	/s/ Tyler Smith
Name: Tyler Smith
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

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EXHIBIT A

Schedule of Purchasers

Name/Address for Notice	State of Residence	Shares of Common Stock
405 Woodbine LLC 405 Lexington Avenue 59th Floor New York, New York 10174 Attn: Greg White E-mail: gwhite@arenaco.com and reporting@arenaco.com	NY	3,214,286
AFG Investments 1A, LLC 60 South 6th Street Suite 3720 Minneapolis, Minnesota Attn: Tiffany Parr and Dave Ellingrud E-mail: tiffany.parr@mcgintyroad.com and dave.ellingrud@mcintyroad.com	MN	1,240,714
Cargill, Incorporated. 9320 Excelsior Boulevard Mail Stop #150 Hopkins, Minnesota 55343 Attn: Tyler Smith E-mail: tyler_smith_1@cargill.com	MN	45,000

A-1